Exhibit 10.14

EXECUTION COPY

ACKNOWLEDGMENT TO SECOND AMENDMENT TO CREDIT AGREEMENT

This ACKNOWLEDGEMENT TO SECOND AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of October 20, 2011, is executed and delivered by LIBERTY BANK OF ARKANSAS an Arkansas state chartered bank whose address for purposes of notice hereunder is P.O. Box 10890, Fayetteville, AR  72703, attn:  Scott Hancock, Executive Vice President (“Liberty Bank”).

W I T N E S S E T H:

WHEREAS, on March 18, 2011, H.I.G. AERT, LLC, a Delaware limited liability company, located at 500 Boylston Street, 13th Floor, Boston, MA 02116 (“H.I.G.”), made extensions of credit to Advanced Environmental Recycling Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”) in an original principal amount of $19,000,000, in accordance with the provisions of a Credit Agreement, dated as of March 18, 2011, made by the Company in favor of H.I.G. (as amended, modified or restated, the “H.I.G. Credit Agreement”), such H.I.G. Credit Agreement representing and evidencing all of the debt that Company has with H.I.G; and

WHEREAS, Liberty Bank and H.I.G. entered into a Second Amended and Restated Subordination and Intercreditor Agreement, dated as of March 18, 2011 (as amended, modified or restated, the “Intercreditor Agreement”), consenting to the incurrence by the Company of the indebtedness relating to the H.I.G. Credit Agreement and agreeing the incurrence by the Company of the indebtedness relating to the H.I.G. Credit Agreement shall not constitute a default or event of default under the Liberty Bank Loan Documents (as defined in the Intercreditor Agreement); and

WHEREAS, H.I.G. and the Company are entering into an amendment to the H.I.G. Credit Agreement (the “Second Amendment”) to increase the Series B Term Loan Commitment (as defined therein) to an aggregate commitment of $14,000,000.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Liberty Bank acknowledges that the Second Amendment shall not constitute a default or event of default pursuant to the Intercreditor Agreement or the Liberty Bank Loan Documents (as defined in the Intercreditor Agreement).

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IN WITNESS WHEREOF, this Agreement has been executed by the party hereto as of the day and year first above written.

LIBERTY BANK OF ARKANSAS

By:	/s/ Scott Hancock
Scott Hancock, Executive Vice President